Prospectus Supplement No. 4                   Filed Pursuant to Rule 424(b)(3)
(To Prospectus Dated May 19, 2000)              Registration No. 333-35412

                                             Prospectus Supplement
                                             Dated July 14, 2000

This prospectus relates to the resale by the holders of our:

     o    $450,000,000 principal amount of 5.0% convertible notes due 2010, and

     o the shares of Class A common stock issuable upon conversion of the notes.

This prospectus supplement should be read in conjunction with, and may not be delivered or utilized without, the prospectus dated May 19, 2000. The terms of the notes are set forth in the prospectus.

The information in the table appearing under the heading "Selling Securityholders" on page 33 in the prospectus is hereby amended by adding the information below with respect to selling securityholders not previously listed in the prospectus or in any amendments or supplements thereto, and by superceding the information with respect to selling securityholders previously listed in the prospectus or in any amendments or supplements thereto that are listed below:

                                                                              Number of Shares                      Percentage of
                                                       Principal Amount      of Class A Common        Number of        Class A
                                                      at Maturity of 5.0%     Stock Issuable       Shares of Class   Common Stock
                                                      Notes Beneficially    Upon Conversion of      A Common Stock  Outstanding as
                                                        Owned That May      the 5.0% Notes That      Beneficially    of July 12,
                Selling Securityholders                     be Sold             May be Sold             Owned**         2000***
               -------------------------              -------------------   -------------------    ---------------  --------------
ABN AMRO Incorporated                                               $0                  0               --               *
Arkansas Teachers Retirement System                                 $0                  0               --               *
Baptist Health of South Florida                                     $0                  0               --               *
BBT Fund, LP                                                        $0                  0               --               *
Boston Museum of Fine Arts                                          $0                  0               --               *
BP Amoco Corporation Master Trust for Employee Pension
Plans                                                       $2,600,000             50,485               --               *
BP Amoco PLC, Master Trust                                  $3,567,000             69,262               --               *
CALAMOS(R) Market Neutral Fund-CALAMOS(R) Investment
Trust                                                         $940,000             18,252               --               *
California Automobile Association                                   $0                  0               --               *
California State Automobile Association Co.                         $0                  0               --               *
Champion International Corporation                                  $0                  0               --               *
Credit Suiss First Boston Corporation (1)                   $2,000,000             38,834               --               *
Deephaven Domestic Convertible Trading Ltd.                 $1,700,000             33,009               --               *
Engineers Joint Pension Fund                                        $0                  0               --               *
Forest Alternative Strategies Fund II LP A5M                        $0                  0               --               *
Forest Fulcrum Fund LP                                        $685,000             13,300               --               *
Granville Capital Corporation                              $17,000,000            330,097               --               *
Hotel Union & Hotel Industry of Hawaii                        $899,000             17,456               --               *
ITG, Inc.                                                     $197,000              3,825               --               *
Jeffries & Company Inc.                                        $20,000                388               --               *
JP Morgan Securities Inc.                                           $0                  0               --               *
McMahan Securities Co. L.P.                                    $97,000              1,883               --               *
Nicholas-Applegate Convertible Fund                                 $0                  0               --               *
Pacific Specialty (Convertibles)                                    $0                  0               --               *


                                                                              Number of Shares                      Percentage of
                                                       Principal Amount      of Class A Common        Number of        Class A
                                                      at Maturity of 5.0%     Stock Issuable       Shares of Class   Common Stock
                                                      Notes Beneficially    Upon Conversion of      A Common Stock  Outstanding as
                                                        Owned That May      the 5.0% Notes That      Beneficially    of July 12,
                Selling Securityholders                     be Sold             May be Sold             Owned**         2000***
               -------------------------              -------------------   -------------------    ---------------  --------------
Physicians Life                                                     $0                  0               --               *
Pilgrim Convertible Fund                                            $0                  0               --               *
PIMCO Convertible Bond Fund                                         $0                  0               --               *
Putnam Balanced Retirement Fund                                     $0                  0               --               *
Raymond James & Associates(1)                                       $0                  0               --               *
Salomon Smith Barney, Inc. (1)                                      $0                  0               --               *
San Diego City Retirement                                           $0                  0               --               *
San Diego County Convertible                                $2,133,000             41,417               --               *
The Estate of James Campbell                                $1,164,000             22,601               --               *
Tracor Inc. Employees Retirement Plan                         $322,000              6,252               --               *
UBS Warburg LLC                                                $60,000              1,165               --               *
Viacom Inc. Pension Plan Master Trust                         $129,000              2,504               --               *
Wake Forest University                                              $0                  0               --               *
Zurich HFR Master Hedge Fund Index Ltd.                        $40,000                776               --               *
                                                           ===========            =======              ===              ==

TOTAL                                                      $33,553,000            651,506               --               *


*    Less than 1%.
**   In addition to the shares issuable upon conversion of the notes.
***  Includes shares issuable upon conversion of the notes and additional shares  beneficially owned as of July 12,
     2000.

(1)  Entity shown in the table,  or an affiliate of the entity,  was one of the initial  purchasers  of these notes and/or other notes of the Company that were sold in a private placement.  The initial purchasers acquired such notes at a discount.  In addition,  some of these  entities or their  affiliates  have  participated  in other offerings of  securities  by the Company  and/or have  performed  other  banking  services for which they have received fees.
